UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2010

WENDY’S/ARBY’S GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-2207 (Commission File Number)	38-0471180 (IRS Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia (Address of principal executive offices)	30338 (Zip Code)

Registrant’s telephone number, including area code: (678) 514-4100

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure.

On May 3, 2010, Wendy’s/Arby’s Restaurants, LLC (“Wendy’s/Arby’s Restaurants”), a wholly owned subsidiary of Wendy’s/Arby’s Group, Inc., announced that it has commenced the marketing of a new $650 million senior secured credit facility.   The proposed senior secured credit facility is expected to be comprised of a $150 million revolving credit facility, which would mature in 2015, and a $500 million term loan, which would mature in 2017.  Wendy’s/Arby’s Restaurants expects to use the proceeds (i) to refinance its existing senior secured credit facility, (ii) to redeem $200 million aggregate principal amount of Wendy’s International, Inc. 6.25% Senior Notes due 2011 and (iii) for general corporate purposes, including payment of financing costs and other expenses in connection with the transaction.   The closing of the new credit facility is subject to successful marketing and other conditions.  Therefore, there can be no assurance that Wendy’s/Arby’s Restaurants will be able to complete the refinancing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 3, 2010

WENDY’S/ARBY’S GROUP, INC.

By: /s/ Steven B. Graham
                               Name:  Steven B. Graham
                               Title:    Senior Vice President and Chief
                                  Accounting Officer